Exhibit 99.1

STEWART ENTERPRISES REPORTS A 40 PERCENT INCREASE IN EARNINGS PER SHARE TO $.14 FOR THE

SECOND QUARTER OF 2013

JEFFERSON, LA June 10, 2013 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the second quarter of 2013. Earnings from continuing operations were $11.9 million compared to $9.6 million for the second quarter of 2012. On a diluted per share basis for the three months ended April 30, 2013, the Company reported earnings from continuing operations of $.14 and adjusted earnings from continuing operations of $.15 per share, compared to $.11 per share for reported earnings and $.13 per share for adjusted earnings for the same period of last year.

	Three Months Ended April 30,				Six Months Ended April 30,
	2013		2012		2013		2012
	millions	per share	millions	per share	millions	per share	millions	per share
Net earnings	$11.9	$.14	$8.7	$.10	$27.4	$.32	$17.3	$.20
Net earnings from continuing operations	$11.9	$.14	$9.6	$.11	$27.4	$.32	$18.5	$.21
Adjusted earnings from continuing operations (1)	$12.9	$.15	$11.4	$.13	$26.0	$.30	$20.5	$.23

(1)	See table “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted earnings and adjusted earnings per share from continuing operations.

Thomas M. Kitchen, President and Chief Executive Officer, stated, “The previously announced definitive merger agreement by Service Corporation International (“SCI”) is evidence of the value we have created in the Company, and we are pleased to see that benefit recognized for our shareholders. We will continue to operate the business with a high degree of performance and believe that fiscal year 2013 is off to a strong start. For the six months ended April 30, 2013, we improved adjusted earnings from continuing operations by 27 percent and adjusted earnings per share by 30 percent. These improvements were driven by a $12 million increase in revenue and a $10 million increase in gross profit, which reflects the highest six months of revenue and gross profit in six years. We are pleased with our second quarter results which include an increase in gross profit by 10 percent, adjusted earnings from continuing operations by 13 percent and adjusted earnings per share by 15 percent as compared to the second quarter of 2012. Our funeral business benefitted from an improvement in same-store calls for the fourth consecutive quarter, which contributed to a 3 percent improvement in funeral revenue compared to the second quarter of last year. Overall our cemetery business produced a 29 percent improvement in gross profit, primarily from an increase in our revenue related to trust activities, combined with a reduction in our expenses throughout the quarter. Some additional highlights of the second quarter compared to the same quarter of last year include:

•	Improving overall revenue, gross profit and earnings from continuing operations for the fifth consecutive quarter and improving same-store funeral services for the fourth consecutive quarter;

•	Generating operating cash flow of $33.2 million, an improvement of $12.5 million, and free cash flow of $29.9 million, an improvement of $13.0 million;

•	Realizing an 8 percent improvement in adjusted EBITDA to $32.3 million or a 24.1 percent adjusted EBITDA margin, as discussed in the table “Reconciliation of Non-GAAP Financial Measures;”

•	Producing total returns for the quarter of 6 percent in our preneed trusts and 5 percent in our cemetery perpetual care trusts; and

•	Announcing a 12.5 percent increase in the Company’s quarterly dividend to $.045 per share and returning $3.8 million in dividends to our shareholders.”

Mr. Kitchen concluded, “Our balance sheet and liquidity remain strong with $103.4 million in cash and marketable securities on hand as of April 30, 2013, with no amounts borrowed on our $150 million credit facility. For the first six months of fiscal year 2013, we have generated $45 million in operating cash flow. We believe our ability to consistently produce strong cash flow is one of the many reasons why SCI is paying a significant premium for the Company.”

Definitive Merger Agreement with Service Corporation International

On May 29, 2013, the Company announced that it has entered into a definitive merger agreement with SCI. Pursuant to the agreement, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. The transaction is subject to the approval of the Company’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The proposed transaction is expected to close in late calendar year 2013 or early 2014. For additional information, see the Company’s Form 10-Q for the quarter ended April 30, 2013.

Second Quarter Results

FUNERAL

•	Funeral revenue increased $2.5 million, or 3.4 percent, to $75.2 million for the second quarter of 2013.

•	Same-store services increased 4.4 percent, or 606 events, which the Company believes is consistent with industry-wide data. During the second quarter of 2013, the Company experienced a $0.5 million increase in revenue related to trust activities. These increases were partially offset by a 0.6 percent decrease in same-store average revenue per funeral service, coupled with a $0.7 million decrease in insurance commission revenue primarily as a result of a decline in net preneed funeral sales.

•	Funeral gross profit decreased $0.2 million, or 1.1 percent, to $18.3 million for the second quarter of 2013 compared to $18.5 million for the same period of 2012. Funeral gross profit margin declined 110 basis points to 24.3 percent for the second quarter of 2013 from 25.4 percent for the second quarter of 2012. The Company experienced a decrease in insurance commission revenue, as previously mentioned, coupled with an increase in advertising, direct merchandise and services costs compared to the same period of last year.

•	The cremation rate for the Company’s same-store operations was 43.8 percent for the second quarter of 2013 compared to 42.5 percent for the second quarter of 2012.

•	Net preneed funeral sales decreased 6.5 percent during the second quarter of 2013 compared to the second quarter of 2012. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.

CEMETERY

•	Cemetery revenue decreased $1.2 million, or 2.0 percent, to $58.7 million for the second quarter of 2013. The decline in cemetery revenue is primarily due to a $6.0 million, or 21.2 percent, decrease in cemetery property sales compared to the second quarter of 2012. As part of the integration of its operations and sales teams, the Company revised its organizational structure and compensation packages. In addition, the Company tightened its sales terms for cemetery property sales. These actions negatively impacted cemetery property sales for the second quarter of 2013. The Company knew these changes would create challenges, and is taking the necessary steps to address them.

•	During the second quarter, the Company produced a $2.3 million increase in revenue related to trust activities, coupled with a $1.7 million improvement in revenue recognized for cemetery property sales for which construction was completed. In addition, merchandise delivered and services performed improved by $0.5 million.

•	Cemetery gross profit increased $3.1 million, or 29.2 percent, to $13.7 million for the second quarter of 2013 compared to $10.6 million for the same period of 2012. Cemetery gross profit margin improved 560 basis points to 23.3 percent for the second quarter of 2013 from 17.7 percent for the same period of 2012. The improvement is due in part to the increase in revenue related to trust activities, as previously mentioned, coupled with a reduction in costs associated with the decline in cemetery property sales and the sales reorganization.

OTHER

•	During the three months ended April 30, 2013, the Company incurred $0.6 million in merger-related costs which consist primarily of financial advisory and legal fees.

•	During the second quarter of 2012, the Company recorded $2.5 million in restructuring and other charges. These charges were primarily related to separation pay, termination benefits and a non-cash asset impairment, due in part to the restructuring of the sales and operations of the organization, as well as a separate reduction in workforce associated with the Company’s ongoing continuous improvement initiative.

•	The effective tax rate for continuing operations for the quarter ended April 30, 2013 was 38.0 percent compared to 35.9 percent for the same period in 2012. During the second quarter of 2012, the Company recorded a tax benefit of $0.4 million resulting from a reduction in the valuation allowance for capital losses, associated with the improved performance of the Company’s trust portfolio.

•	During the second quarter of 2012, the Company decided to hold one of its e-commerce businesses for sale with the results of its operations and the related impairment included in discontinued operations.

Year to Date Results

FUNERAL

•	Funeral revenue increased $8.6 million, or 5.9 percent, to $153.4 million for the first six months of fiscal year 2013.

•	Same-store funeral services increased 6.4 percent, or 1,782 events, which the Company believes compares favorably to industry-wide data. During the first six months of fiscal year 2013, the Company experienced a $0.4 million increase in revenue related to trust activities. These increases were partially offset by a 0.3 percent decrease in same-store average revenue per funeral service.

•	Funeral gross profit increased $2.5 million, or 6.7 percent, to $39.8 million for the first half of fiscal year 2013. Funeral gross profit margin improved 10 basis points to 25.9 percent for the six months ended April 30, 2013 from 25.8 percent for the same period of 2012. The increase is primarily due to the $8.6 million improvement in revenue, as previously noted.

•	The cremation rate for the Company’s same-store operations was 43.3 percent for the first six months of fiscal year 2013 compared to 42.9 percent for the corresponding period of 2012.

•	Net preneed funeral sales decreased 6.9 percent during the first six months of fiscal year 2013 compared to the same period of 2012. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.

CEMETERY

•	Cemetery revenue increased $3.5 million, or 3.1 percent, to $116.2 million for the six months ended April 30, 2013. During the first six months of fiscal year 2013, the Company generated a $4.7 million increase in revenue recognized for cemetery property sales for which the down payment required for revenue recognition was received. In addition, revenue related to trust activities increased by $3.8 million and revenue recognized for cemetery property sales for which construction was completed increased by $3.0 million.

•	Cemetery property sales declined $9.2 million, or 17.7 percent, compared to the first six months of fiscal year 2012. As part of the integration of its operations and sales teams, the Company revised its organizational structure and compensation packages. In addition, the Company tightened its sales terms for cemetery property sales. These actions negatively impacted cemetery property sales for the first six months of fiscal year 2013. The Company knew these changes would create challenges, and is taking the necessary steps to address them.

•	Cemetery gross profit increased $7.2 million, or 41.6 percent, to $24.5 million for the first half of fiscal year 2013. Cemetery gross profit margin improved 570 basis points to 21.1 percent for the six months ended April 30, 2013 from 15.4 percent for the corresponding period of fiscal year 2012. The increase in gross profit is primarily due to the improvement in revenue, as previously noted, coupled with a reduction in property and related selling costs associated with the decline in cemetery property sales and the previously discussed sales reorganization.

OTHER

•	Corporate general and administrative expenses increased $1.0 million to $13.9 million for the six months ended April 30, 2013, compared to $12.9 million for the same period of 2012. Due to the strong operating results for the first six months of fiscal year 2013, the Company increased its accrual for annual incentive compensation.

•	During the six months ended April 30, 2013, the Company incurred $0.6 million in merger-related costs which consist primarily of financial advisory and legal fees.

•	The effective tax rate for continuing operations for the first six months ended April 30, 2013 was 31.2 percent compared to 35.0 percent for the corresponding period in fiscal year 2012. For the six months ended April 30, 2013 and 2012, the Company benefitted from a $2.7 million and $1.0 million, respectively, reduction in the valuation allowance for capital losses, associated with the positive performance of its trust portfolio.

•	During the first six months of fiscal year 2013, the Company repurchased 0.2 million shares of its Class A common stock for $1.8 million under its stock repurchase program.

Cash Flow Results and Debt for Total Operations

•	Cash flow provided by operating activities for the second quarter of fiscal year 2013 was $33.2 million compared to $20.7 million for the same period of last year. During the second quarter of 2013, the Company generated a $3.1 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $7.5 million decrease in receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed and for which the Company has tightened the sales terms.

•	Cash flow provided by operating activities for the first six months of fiscal 2013 was $45.0 million compared to $28.5 million for fiscal year 2012. For the first six months of fiscal year 2013, the Company generated a $10.0 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $4.4 million decrease in receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed and a $3.3 million decline in spending on cemetery development projects. These changes were partially offset by the timing of trust withdrawals and deposits.

•	Free cash flow was $29.9 million and $36.5 million for the second quarter and first six months of fiscal year 2013, respectively, compared to $16.9 million and $20.7 million for the second quarter and first six months of fiscal year 2012, respectively, primarily due to the changes in operating cash flow, as described above. See table “Reconciliation of Non-GAAP Financial Measures” for additional information on free cash flow.

•	The Company paid $.045 per share in dividends in the second fiscal quarter of 2013, compared to $.040 per share in the prior year period. The Company paid $.085 per share in dividends in the first six months of fiscal year 2013, compared to $.075 per share in the prior year period. The Company paid $7.2 million in dividends in the first six months of fiscal year 2013, compared to $6.5 million in the corresponding period of last year.

Trust Performance

The following total returns include realized and unrealized gains and losses:

•	For the quarter ended April 30, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 5.7 percent, and its perpetual care trusts experienced a total return of 5.2 percent.

•	For the six months ended April 30, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 10.4 percent, and its perpetual care trusts experienced a total return of 9.2 percent.

•	For the twelve months ended April 30, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 14.0 percent, and its perpetual care trusts experienced a total return of 14.4 percent.

•	For the five years ended April 30, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an average annual total return of 5.1 percent, and its perpetual care trusts experienced an average annual total return of 6.9 percent.

•	For fiscal year 2013, the fair market value of the Company’s portfolio improved $60.8 million to $917.0 million.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 217 funeral homes and 141 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. For additional information on Stewart Enterprises, Inc. please visit www.stewartenterprises.com.

Important Additional Information Will be Filed with the SEC

The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a Proxy Statement in connection with the merger agreement and related transactions, and may furnish or file other materials with the SEC in connection with the merger agreement and related transactions. The Proxy Statement will contain important information about the Company, SCI, the merger agreement and voting agreement, transactions contemplated by these agreements and related matters. Investors and security holders are urged to read the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction carefully when they are available before making any voting or investment decision. Investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction from the Company.

Participants in the Solicitation of Proxies

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transaction described in this press release. Information regarding the Company’s directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on or about February 22, 2013. Additional information regarding the potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above. The Company’s proxy statement for its 2013 Annual Meeting of Shareholders is available, and the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction, when furnished or filed, will be available, at the SEC’s website at www.sec.gov and from the Company.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2013	2012
Revenues:
Funeral	$75,243	$72,752
Cemetery	58,610	59,846

	133,853	132,598

Costs and expenses:
Funeral	56,921	54,203
Cemetery	44,965	49,257

	101,886	103,460

Gross profit	31,967	29,138
Corporate general and administrative expenses	(6,520)	(6,246)
Merger-related costs	(589)	—
Restructuring and other charges	—	(2,547)
Net gain (loss) on dispositions	21	(11)
Other operating income, net	199	388

Operating earnings	25,078	20,722
Interest expense	(5,956)	(5,804)
Investment and other income, net	38	45

Earnings from continuing operations before income taxes	19,160	14,963
Income taxes	7,285	5,377

Earnings from continuing operations	11,875	9,586

Discontinued operations:
Loss from discontinued operations before income taxes	—	(1,318)
Income tax benefit	—	(468)

Loss from discontinued operations	—	(850)

Net earnings	$11,875	$8,736

Basic earnings per common share:
Earnings from continuing operations	$.14	$.11
Loss from discontinued operations	—	(.01)

Net earnings	$.14	$.10

Diluted earnings per common share:
Earnings from continuing operations	$.14	$.11
Loss from discontinued operations	—	(.01)

Net earnings	$.14	$.10

Weighted average common shares outstanding (in thousands):
Basic	84,512	86,044

Diluted	85,232	86,375

Dividends declared per common share	$.045	$.040

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2013	2012
Revenues:
Funeral	$153,308	$144,763
Cemetery	116,226	112,659

	269,534	257,422

Costs and expenses:
Funeral	113,585	107,557
Cemetery	91,666	95,331

	205,251	202,888

Gross profit	64,283	54,534
Corporate general and administrative expenses	(13,908)	(12,938)
Merger-related costs	(589)	—
Restructuring and other charges	(81)	(2,547)
Net gain on dispositions	742	332
Other operating income, net	1,120	582

Operating earnings	51,567	39,963
Interest expense	(11,872)	(11,671)
Investment and other income, net	162	91

Earnings from continuing operations before income taxes	39,857	28,383
Income taxes	12,448	9,939

Earnings from continuing operations	27,409	18,444

Discontinued operations:
Loss from discontinued operations before income taxes	(88)	(1,685)
Income tax benefit	(31)	(522)

Loss from discontinued operations	(57)	(1,163)

Net earnings	$27,352	$17,281

Basic earnings per common share:
Earnings from continuing operations	$.32	$.21
Loss from discontinued operations	—	(.01)

Net earnings	$.32	$.20

Diluted earnings per common share:
Earnings from continuing operations	$.32	$.21
Loss from discontinued operations	—	(.01)

Net earnings	$.32	$.20

Weighted average common shares outstanding (in thousands):
Basic	84,452	86,546

Diluted	85,088	86,867

Dividends declared per common share (1)	$.045	$.075

(1)

The first quarter dividend historically declared in December and paid in January (both the Company’s first quarter) was declared in October 2012 (the Company’s fourth quarter) and paid in December 2012. The acceleration of the declaration and payment of the first quarter 2013 dividend resulted in no dividends being declared in the first quarter of 2013, although the dividend was paid in the first quarter of 2013. The Company paid $7.2 million, or $.085 per share, in dividends for the six months ended April 30, 2013, compared to $6.5 million, or $.075 per share, in dividends during the six months ended April 30, 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	April 30, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$83,594	$68,187
Restricted cash and cash equivalents	6,250	6,250
Marketable securities	19,815	10,514
Receivables, net of allowances	51,960	52,441
Inventories	35,762	36,495
Prepaid expenses	8,605	4,923
Deferred income taxes, net	19,462	30,671

Total current assets	225,448	209,481
Receivables due beyond one year, net of allowances	69,909	72,620
Preneed funeral receivables and trust investments	459,808	432,422
Preneed cemetery receivables and trust investments	241,506	225,048
Goodwill	249,584	249,584
Cemetery property, at cost	402,626	401,670
Property and equipment, at cost:
Land	49,765	49,085
Buildings	368,724	360,852
Equipment and other	199,397	204,971

	617,886	614,908
Less accumulated depreciation	325,890	323,648

Net property and equipment	291,996	291,260
Deferred income taxes, net	64,241	62,125
Cemetery perpetual care trust investments	280,071	263,663
Other assets	12,533	13,812

Total assets	$2,297,722	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	April 30, 2013	October 31, 2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6	$6
Accounts payable and accrued expenses	24,815	25,214
Accrued payroll and other benefits	16,917	19,964
Accrued insurance	21,995	22,152
Accrued interest	2,090	2,161
Estimated obligation to fund cemetery perpetual care trust	11,947	11,965
Other current liabilities	10,248	14,723
Income taxes payable	1,776	1,004

Total current liabilities	89,794	97,189
Long-term debt, less current maturities	324,027	321,887
Deferred income taxes, net	4,555	4,931
Deferred preneed funeral revenue	239,508	240,415
Deferred preneed cemetery revenue	262,996	265,347
Deferred preneed funeral and cemetery receipts held in trust	627,610	585,164
Perpetual care trusts’ corpus	277,425	261,883
Other long-term liabilities	21,219	20,548

Total liabilities	1,847,134	1,797,364

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 81,960,174 and 81,359,536 shares at April 30, 2013 and October 31, 2012, respectively	81,960	81,360
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at April 30, 2013 and October 31, 2012; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	477,379	479,060
Accumulated deficit	(112,344)	(139,696)
Accumulated other comprehensive income:
Unrealized appreciation of investments	38	42

Total accumulated other comprehensive income	38	42

Total shareholders’ equity	450,588	424,321

Total liabilities and shareholders’ equity	$2,297,722	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Six Months Ended April 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$27,352	$17,281
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net (gain) loss on dispositions	(654)	508
Non-cash restructuring charge	—	1,236
Depreciation and amortization	13,032	13,244
Non-cash interest and amortization of discount on senior convertible notes	2,875	2,730
Provision for doubtful accounts	2,493	2,060
Share-based compensation	1,985	1,887
Excess tax benefits from share-based payment arrangements	(171)	(23)
Provision for deferred income taxes	9,384	6,724
Estimated obligation to fund cemetery perpetual care trust	—	633
Other	97	30
Changes in assets and liabilities:
Increase in receivables	(129)	(4,519)
Increase in prepaid expenses	(3,682)	(3,004)
Increase in inventories and cemetery property	(230)	(5,795)
Decrease in accounts payable and accrued expenses	(3,199)	(5,923)
Federal income tax refund received	740	—
Net effect of preneed funeral production and maturities:
Increase in preneed funeral receivables and trust investments	(4,293)	(580)
Decrease in deferred preneed funeral revenue	(879)	(468)
Increase (decrease) in deferred preneed funeral receipts held in trust	2,379	(812)
Net effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables and trust investments	(2,988)	(2,676)
Increase (decrease) in deferred preneed cemetery revenue	(2,352)	3,676
Increase in deferred preneed cemetery receipts held in trust	2,609	1,905
Increase in other	678	348

Net cash provided by operating activities	45,047	28,462

Cash flows from investing activities:
Proceeds from sales/maturities of marketable securities and release of restricted funds	500	2,006
Deposits of restricted funds and purchases of marketable securities	(9,628)	(2,036)
Proceeds from sale of assets	799	533
Purchase of subsidiaries and other investments, net of cash acquired	—	(3,113)
Additions to property and equipment	(14,262)	(11,914)
Other	66	34

Net cash used in investing activities	(22,525)	(14,490)

Cash flows from financing activities:
Repayments of long-term debt	(3)	(3)
Debt refinancing costs	—	(34)
Issuance of common stock	1,730	626
Purchase and retirement of common stock	(1,833)	(11,615)
Dividends	(7,180)	(6,533)
Excess tax benefits from share-based payment arrangements	171	23

Net cash used in financing activities	(7,115)	(17,536)

Net increase (decrease) in cash	15,407	(3,564)
Cash and cash equivalents, beginning of period	68,187	65,688

Cash and cash equivalents, end of period	$83,594	$62,124

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$1,380	$1,525
Interest	$9,103	$9,090
Non-cash investing and financing activities:
Issuance of common stock to directors	$133	$437
Issuance of restricted stock, net of forfeitures	$924	$699

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED APRIL 30, 2013 AND 2012

(Unaudited)

The Company recorded several items during the three and six months ended April 30, 2013 and 2012 that impacted earnings from continuing operations: a non-cash interest expense related to the Company’s senior convertible notes, restructuring and other charges, merger-related costs, a perpetual care funding obligation, net gains on dispositions and unusual tax adjustments. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items.

	Three Months Ended April 30,				Six Months Ended April 30,
	2013		2012		2013		2012
Adjusted Balances are Net of Tax	millions	per share	millions	per share	millions	per share	millions	per share
Consolidated net earnings	$11.9	$.14	$8.7	$.10	$27.4	$.32	$17.3	$.20
Add: Loss from discontinued operations	—	—	0.9	.01	—	—	1.2	.01

Earnings from continuing operations	11.9	.14	9.6	.11	27.4	.32	18.5	.21

Add: Non-cash interest expense on senior convertible notes (1)	0.6	.01	0.6	—	1.3	.02	1.2	.01
Add: Restructuring and other charges (2)	—	—	1.6	.02	—	—	1.6	.02
Add: Merger-related costs (3)	0.4	—	—	—	0.4	—	—	—
Add: Perpetual care funding obligation (4)	—	—	—	—	—	—	0.4	—
Subtract: Net gain on dispositions (5)	—	—	—	—	(0.4)	(.01)	(0.2)	—
Subtract: Unusual tax adjustments (6)	—	—	(0.4)	—	(2.7)	(.03)	(1.0)	(.01)

Adjusted earnings from continuing operations	$12.9	$.15	$11.4	$.13	$26.0	$.30	$20.5	$.23

(1)

Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes, which has been applied retrospectively in the Company’s financial statements. For additional information, see Note 3 to the financial statements included in the Company’s Form 10-K for the year ended October 31, 2012. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 38.0 percent for the three and six months ended April 30, 2013 and April 30, 2012.

(2)

The Company recorded $2.5 million in restructuring and other charges during the second quarter of 2012. This charge was primarily related to separation pay, termination benefits and a non-cash asset impairment due in part to the restructuring of the sales and operations of the organization, along with a reduction in workforce associated with the Company’s continuous improvement initiative. The tax rate associated with this charge for the three and six months ended April 30, 2012 was 38.0 percent.

(3)

On May 29, 2013, the Company announced that it has entered into a definitive merger agreement with SCI. Pursuant to the agreement, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. The transaction is subject to the approval of the Company’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The proposed transaction is expected to close in late calendar year 2013 or early 2014. During the three months ended April 30, 2013, the Company incurred $0.6 million in merger-related costs which consist primarily of financial advisory and legal fees. The tax rate associated with the Company’s merger-related costs for the three and six months ended April 30, 2013 was 38.0 percent.

(4)

As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012. The tax rate associated with the Company’s adjustment for the perpetual care funding obligation for the six months ended April 30, 2013 was 38.0 percent.

(5)	The tax rate associated with the Company’s adjustment for the net gain on dispositions for the six months ended April 30, 2013 and April 30, 2012 was 38.0 percent.
(6)

For the six months ended April 30, 2013 and the three and six months ended April 30, 2012, the Company recorded a reduction in the tax valuation allowance, primarily resulting from the improved performance of the Company’s trust portfolio.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED APRIL 30, 2013 AND 2012

(Unaudited)

Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to make strategic investments, repurchase stock, repay debt or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three and six months ended April 30, 2013 and 2012:

Free Cash Flow	Three Months Ended April 30,		Six Months Ended April 30,
(Dollars in millions)	2013	2012	2013	2012
Net cash provided by operating activities (1)	$33.2	$20.7	$45.0	$28.5
Less: Maintenance capital expenditures	(3.3)	(3.8)	(8.5)	(7.8)

Free cash flow	$29.9	$16.9	$36.5	$20.7

(1)	Cash flow provided by operating activities for the second quarter of fiscal year 2013 was $33.2 million compared to $20.7 million for the same period of last year. During the second quarter of 2013, the Company generated a $3.1 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $7.5 million decrease in receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed and for which the Company has tightened the sales terms.

Cash flow provided by operating activities for the first six months of fiscal 2013 was $45.0 million compared to $28.5 million for fiscal year 2012. For the first six months of fiscal year 2013, the Company generated a $10.0 million improvement in net earnings. In addition, the Company experienced a change in working capital, partly driven by a $4.4 million decrease in receivables due in part to the decline in preneed funeral and cemetery property sales, which are typically financed and a $3.3 million decline in spending on cemetery development projects. These changes were partially offset by the timing of trust withdrawals and deposits.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED APRIL 30, 2013 AND 2012

(Unaudited)

Adjusted EBITDA is defined as earnings from continuing operations plus depreciation and amortization, interest expense, perpetual care funding obligations, restructuring and other charges, merger-related costs, income taxes and less net gain on dispositions. Adjusted EBITDA margins are calculated by dividing adjusted EBITDA by revenue.

Management believes that adjusted EBITDA is a useful measure for providing additional insight into the Company’s operating performance. Due to the Company’s significant cash investment in preneed activity, management does not view adjusted EBITDA as a measure of the Company’s cash flow. Investors should be aware that adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. The following table provides a reconciliation between net earnings (the GAAP financial measure that the Company believes is most directly comparable to adjusted EBITDA) and adjusted EBITDA for the three and six months ended April 30, 2013 and 2012:

Adjusted EBITDA	Three Months Ended April 30,		Six Months Ended April 30,
(Dollars in millions)	2013	2012	2013	2012
Consolidated net earnings	$11.9	$8.7	$27.4	$17.3
Add: Loss from discontinued operations	—	0.9	—	1.2

Earnings from continuing operations	11.9	9.6	27.4	18.5
Add: Depreciation and amortization	6.5	6.7	13.0	13.2
Add: Interest expense	6.0	5.8	11.9	11.7
Add: Perpetual care funding obligation (1)	—	—	—	0.6
Add: Restructuring and other charges	—	2.5	—	2.5
Add: Merger-related costs	0.6	—	0.6	—
Add: Income taxes	7.3	5.4	12.5	9.9
Subtract: Net gain on dispositions	—	—	(0.7)	(0.3)

Adjusted EBITDA	$32.3	$30.0	$64.7	$56.1

Adjusted EBITDA margin	24.1%	22.6%	24.0%	21.8%

(1)	As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CAUTIONARY STATEMENTS

This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:

•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects of the substantial unrealized losses in the investments in our trusts, including:

•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;

•	effects on at-need and preneed sales of a weak economy;

•	effects on revenue due to the changes in the number of deaths in our markets and recent annual declines in funeral call volume;

•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;

•	effects on our future revenue and costs of our organizational restructuring designed to better integrate operations and sales, implemented primarily during the latter part of fiscal year 2012 and the beginning of fiscal year 2013;

•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;

•	risk of loss due to hurricanes and other natural disasters;

•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;

•	our ability to pay future dividends on our common stock;

•	the effects on us as a result of our industry’s complex accounting model;

•	the occurrence of any circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure of SCI to obtain the necessary financing arrangements set forth in the commitment letter delivered pursuant to the merger agreement; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally;

and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2012 and our Form 10-Q for the quarter ended April 30, 2013, filed with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT:	Lewis J. Derbes, Jr. Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121 504-729-1400